                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of RCM Equity Funds, Inc., including:

     RCM Global Technology Fund (the "Fund")

We consent to the inclusion and incorporation by reference in the Post-Effective Amendment to the Registration Statement of RCM Equity Funds, Inc., on Form N-1A of our report dated February 20, 1997 on our audit of the financial statements and financial highlights of the above referenced fund which report is included in the Annual Report to Shareholders for the year ended December 31, 1996, which is included in the Post-Effective Amendment to the Registration Statement.


We also consent to the reference to our Firm under the caption "Financial Highlights" and "Independent Accountants".


                                        /s/ Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
May 1, 1997


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                       CONSENT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors of RCM Equity Funds, Inc., including:

     RCM Global Small Cap Fund
     RCM Large Cap Growth Fund
     RCM Global Health Care Fund (the "Funds")

We consent to the inclusion and incorporation by reference in the Post-Effective Amendment to the Registration Statement of RCM Equity Funds, Inc., on Form N-1A of our reports dated February 28, 1997 on our audits of the financial statements and financial highlights of the above referenced funds which reports are included in the Annual Reports to Shareholders for the year ended December 31, 1996, which is included in the Registration Statement.

We also consent to the reference to our Firm under the caption, "Independent Accountants".


                                        /s/ Coopers & Lybrand L.L.P.

                                        COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
May 1, 1997